SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2018

AIRBORNE WIRELESS NETWORK
(Exact name of registrant as specified in charter)

Nevada	333-179079	27-4453740
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices and zip code)

(805) 583-4302

(registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 28, 2018, Airborne Wireless Network, a Nevada corporation (the “Company”), and Air Lease Corporation agreed to terminate, effective as of August 27, 2018, the Marketing Memorandum of Understanding, dated as of January 9, 2017 (the “ALC Agreement”), entered into among the parties. Under the ALC Agreement, Air Lease Corporation had agreed to act as marketing agent for the Company to arrange for airlines to install the Company’s equipment on their aircraft. Because the Company’s high-speed meshed broadband airborne wireless network linking commercial aircraft in flight is not yet ready for commercialization, no activity has occurred under the ALC Agreement, and the parties determined it to be in their respective interests to terminate the ALC Agreement.

Under the ALC Agreement, in consideration of the services that were to be provided by Air Lease Corporation, the Company issued to Air Lease Corporation shares of common stock representing 10% of the Company’s common stock outstanding on January 10, 2017, and the Company agreed that on January 15, 2018 it would grant to Air Lease Corp a five-year option to purchase an additional 6% of the shares of common stock outstanding on that date. The ALC Agreement further provided full ratchet anti-dilution protection to Air Lease Corporation. As a result, each time the Company issued additional shares of common stock or shares of another class or series of capital stock, it was required issue to Air Lease Corporation without further consideration additional shares of the Company’s common stock or other class or series of capital stock so that Air Lease Corporation would continue to own 10% of the outstanding shares of common stock and each other class or series of capital stock. Similarly, each time the Company issued additional shares of common stock or shares of another class or series of capital stock that would dilute the 6% of shares for which Air Lease Corporation holds an option to purchase, the Company was to issue to Air Lease Corporation without further consideration additional options to Air Lease Corporation for the purchase of additional shares of the Company’s common stock or other class or series of capital stock so that the number of shares that Air Lease Corporation could purchase would continue to equal 6%. In connection with the termination of the ALC Agreement, Air Lease Corporation has agreed to return all shares of common stock of the Company it had received as a result of its anti-dilution right and upon the exercise of its option to the Company for no consideration. Additionally, the 6% option was cancelled as well. The Company incurred no early termination penalties, and the parties agreed to release one another from all claims that each may have had against the other in connection with the ALC Agreement.

There is no material relationship between the Company or its affiliates and Air Lease Corporation other than in respect of the ALC Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: August 29, 2018	/s/ J. Edward Daniels
J. Edward Daniels
President, Treasurer and Secretary

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